EXHIBIT 10.28

Education Book Purchase and Sales Contract

Party A: Jiangxi Xinhua Distribution Group Co., Ltd. Education Book Branch

Party B: Jiangxi Ruanyun Technology Co., Ltd.

In order to strengthen cooperative relations in the book distribution business, maintain a sound market distribution environment, standardize business operations in book distribution, and establish a long-term and stable partnership, both parties hereby, on the basis of abiding by relevant national laws and regulations voluntarily and adhering to the principles of integrity, mutual benefit and reciprocity, enter into this Contract for Party A’s purchase of products distributed by Party B through friendly negotiations. Both parties shall faithfully abide by and perform this Contract.

Article 1 Product Quality and Liability Commitment

Party B warrants that all books supplied are legitimate national publications and comply with national industrial quality standards. In the event of any illegal publications or infringement disputes arising from the supplied products, Party B shall bear full legal liabilities solely, and Party A shall be exempted from all liabilities thereof. Party B shall fully compensate for all losses incurred to Party A as a result.

Article 2 Discount and Settlement Method

1. For all products transported by Lanhai Logistics entrusted by Party A, the settlement discount shall be 45% of the retail price. For products transported by the supplier, the settlement discount shall be 50% of the retail price.

2. Special discounts for market-oriented supplementary teaching materials shall be settled in accordance with the discount standards confirmed by the supplementary teaching materials business working group of Jiangxi Xinhua Distribution Group.

3. Settlement Method: After Party A receives the valid VAT invoices issued by Party B, Party A shall settle the payment (after deducting returns and exchanges) and remit the funds to the account specified on the invoices. No cash settlement shall be adopted.

Article 3 Ordering, Supply and Acceptance

1. Party A shall submit official orders specifying the following information: name of Party A, book title, fixed retail price, order quantity, shipping method, contact number and delivery address, with clear handwriting and accurate data.

2. Party B shall promptly arrange product allocation and delivery in accordance with Party A’s orders and provide a detailed shipping list. All transportation expenses shall be borne by Party B. The final delivery deadline for supplementary teaching materials is 10 days before the start of each semester. Any urgent delivery fees incurred due to delayed delivery after the deadline (calculated at3% of the total retail price) shall be borne by Party B and directly deducted from the current payment settlement. The delivery time for additional orders shall be negotiated separately by both parties.

3. Upon receipt of the goods, Party A shall promptly check and verify the goods against the submitted order and the attached shipping list. If the type, quantity and quality of the delivered goods are consistent with the order requirements, Party A shall confirm receipt to Party B within7 working days after receiving the goods. If any discrepancy is found, Party A shall notify Party B or mail a discrepancy notice to Party B within 10 working days after receipt.

4. Party B shall provide accurate and detailed bibliography information to Party B. In the event of any inconsistency between the preliminary bibliographic information and the final finished products, Party B shall promptly notify Party A and all sales terminals to make revisions. Party B shall bear all economic losses caused by failure to notify in a timely manner.

Article 4 Return Policy

In view of the market-oriented distribution model for supplementary teaching materials, Party B agrees to accept full product returns, and all return expenses shall be borne by Party A.

Article 5 Exclusive Sales Authorization

Within the administrative region of Jiangxi Province, Party B hereby authorizes Party A as the exclusive general distributor for its published and agent-distributed supplementary teaching materials (including private school channels and online sales channels). Party A is entitled to conduct all legitimate commercial sales activities of the aforesaid products independently within the region.

Within Jiangxi Province, Party B shall not develop any other authorized distributors, nor deliver goods or conduct settlement with any other sales terminals without Party A’s prior written consent.

Article 6 Market Protection Obligation

During the term of cooperation (from the effective date of this Contract to December 31, 2027), Party B shall protect the legitimate rights and interests of Party A, and strictly prevent behaviors such as parallel goods distribution, price undercutting and multi-channel sales that disrupt the stable and standardized distribution market order.

Article 7 Liability for Breach of Contract

1. If Party B sells its products through any channels other than Party A within Jiangxi Province, once verified, Party A shall issue an official Warning Notice and a Penalty Notice to Party B. The penalty shall be accumulated atRMB 50,000 per order, which Party A has the right to directly deduct from the payable payment.

Party B shall rectify the problem within the time limit specified by Party A. If Party B fails to rectify within the time limit, Party A has the right to suspend all payment obligations without assuming any liability for delayed payment, and the payment suspension shall remain in effect until the problem is completely resolved.

If Party B breaches the above provisions for two or more times, Party A has the right to terminate this Contract unilaterally, notify other affiliated units of the group to terminate all cooperation with Party B, and require Party B to pay liquidated damages equivalent to three times the total retail price of the breached sales volume.

2. Party B shall not engage in improper competition such as offering excessively low discounts to disrupt the market order. If Party B conducts sales at a discount more than 5% lower than the contracted discount:

(1) For the first violation: Party A shall issue a Warning Notice and has the right to settle payment for all purchased products based on the lowest market discount adopted by Party B;

(2) For the second violation: an additional liquidated damage of RMB 50,000 shall be imposed on the basis of the original penalty;

(3) For the third violation: Party A shall notify all affiliated units of the group to terminate cooperation with Party B, and Party A shall not be liable for any losses or legal disputes arising therefrom.

Any preferential price adjustment due to business needs shall be subject to joint negotiation and consent between the publisher (supplier) and grassroots branch companies, and final approval from the Distribution Group before implementation.

3. Party B shall provide valid business license and publication operation license. If the products supplied by Party B are distributed on an agency basis, Party B shall provide a valid Agency Power of Attorney to Party A. Party B shall bear all infringement liabilities arising from failure to provide the above qualifications and documents, and Party A reserves the right to claim compensation for all resulting losses.

Article 8 Confidentiality

The contents of this Contract and all information provided by either party to the other during the cooperation period are confidential business information. Neither party shall disclose any confidential information to any third party without prior written consent of the other party.

Article 9 Contract Effectiveness

This Contract shall take effect upon signature and seal by both parties. This Contract is made in duplicate, with each party holding one copy, both of which have equal legal effect.

Article 10 Dispute Resolution

In case of any dispute or breach of contract during the performance of this Contract that cannot be settled through negotiation, either party may file a lawsuit with the people’s court having jurisdiction over the location of Party A.

Article 11 Supplementary Provisions

Any matters not covered by this Contract may be separately negotiated and supplemented by both parties. Supplementary agreements shall constitute an integral part of this Contract and have the same legal effect as this Contract.

Party A: Jiangxi Xinhua Distribution Group Co., Ltd. Education Book Branch

Legal Representative / Authorized Representative: _______________

Date: ____ January, 2026

Party B: Jiangxi Ruanyun Technology Co., Ltd.

Legal Representative / Authorized Representative: _______________

Date: ____ January, 2026